Exhibit 10.74a

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Amendment

to

The distribution & fulfillment Agreement

This Amendment to the distribution and fulfillment Agreement (“Amendment”) is entered into and effective as of this  23rd day of February 2025 (the “Amendment Effective Date”) by and among, American Tire Distributors, Inc., a Delaware corporation (“ATD”) and Monro, Inc., a New York corporation (“Monro”). Monro and ATD are each referred to herein as a “Party” and collectively as the “Parties”. All capitalized terms used and not defined herein have the meanings given them in the Distribution and Fulfillment Agreement (as defined below).

Recitals

Whereas, ATD and Monro entered into that certain Distribution and Fulfillment Agreement dated as of June 17, 2022 (including all exhibits, attachments and schedules thereto, as amended from time to time, the “Agreement”) pursuant to which ATD supplies certain products to Monro. The Parties desire to amend the Agreement in accordance with this Amendment.

Agreement

Now, Therefore, in consideration of the mutual promises, covenants, and agreements made and contained herein, and intending to be legally bound hereby, the Parties hereto agree to amend the Agreement as follows:

1.

Earnout. The Parties agree that the Earnout Period shall conclude on January 1, 2025. Notwithstanding the aforementioned, ATD shall pay Monro the balance of the Earnout Amount,  which totals $6,948,086.86, as follows:  i) $3,474,043.43 shall be paid on February 21st, 2025; and ii) the second and final payment of $3,474,043.43 shall be paid on June 25th, 2025 (“Payment”). Upon completion of Payment by ATD,  all Earnout Amounts shall be satisfied in full.

2.	Product Sourcing Efforts. The following shall be added after the last sentence of Section 2.5(a):

“In addition to the aforementioned, ATD shall use commercially reasonable efforts to prioritize the fulfillment of [***] over [***].”

3.	Term. Section 9.1 of the Agreement is hereby amended by deleting the section and replacing it with the following:

“Subject to earlier termination as provided in this Section 9 below (subject to the Holiday Period defined below) or as otherwise mutually agreed upon in writing by the Parties, the term of the Agreement shall become effective on January 1, 2025, and will continue for five (5) years (the “Initial Term”), which will then automatically renew for a twelve (12) month period and continue to renew for twelve (12) month periods thereafter (“Renewed Term” and collectively with the Initial Term, “Term”), unless either Party delivers written notice of its election to not renew this Agreement at least sixty (60) days prior to the end of the Initial Term or the respective Renewed Term.

4. Termination. The following shall be added to Section 9 of the Agreement as Section 9.5:

“Notwithstanding the aforementioned, neither Party shall terminate, nor provide notice to terminate, the Agreement for convenience,  cause, or otherwise (including Sections 9.2 and 9.3), through July 1, 2025 (“Holiday Period”).  During the Holiday Period, the Parties shall meet and confer to resolve, in good faith, any disputes related to either Parties performance under the Agreement.”

5. Service Level Requirements: The retail location delivery dates for ATD Express in Exhibit C (Service Levels), shall be deleted and replaced with the following:

“ATD Express orders received and accepted by ATD per local cutoff times at each ATD distribution center will be delivered to that Retail Location on [***] and within [***]. ATD acknowledges the importance of timely delivery to Monro locations that order Product via ATD Express and shall not [***].  Further, ATD is committed, in good faith, to use commercially reasonable efforts to deliver such Product within [***].”

6. Assignment. Neither Party shall assign or transfer this Agreement or any of its rights, or delegate any of its duties or obligations, under this Amendment, whether voluntarily, by merger or operation of law, or otherwise, except with the prior consent of the other Party, except that this Amendment may be assigned by ATD, without the consent of Monro, to (i) any Affiliate of ATD, (ii) any entity with which or into which ATD may consolidate or merge, or (iii) any entity acquiring all or substantially all of the assets of ATD relating to this Agreement.

7. Effect of Amendment. Except as expressly amended by this Amendment, all terms, conditions, and provisions of the Agreement shall continue in full force and effect.  In the event of an express conflict between this Amendment and the Agreement, the terms, conditions, and provisions of this Amendment shall govern and control. Only the signing of this Amendment by both Parties shall cause this Amendment to be valid.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signatures on Following Page

In Witness Whereof, the Parties hereto have executed this Amendment as of the date set forth above.

American Tire Distributors, Inc.

By: /s/ Keith Calcagno
Name: Keith Calcagno
Title: Chief Sales Officer
Date: 2/24/2025

Monro, Inc.

By: /s/ Maureen E. Mulholland
Name: Maureen E. Mulholland
Title: Executive Vice President and Chief Legal Officer
Date: 2/24/2025